UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 1, 2012

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 Weston Parkway, Suite 200, Cary, North Carolina		27513
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2012, SciQuest, Inc. (“SciQuest”) completed the acquisition of substantially all of the assets of Spend Radar LLC (“Spend Radar”) pursuant to that certain Asset Purchase Agreement, dated September 27, 2012, by and among SciQuest, Spend Radar, Brian Daniels and Rodney True. Spend Radar is headquartered in Chicago, Illinois and is a leading provider of spend analysis solutions.

SciQuest is paying a purchase price consisting of $8.0 million in cash and 113,250 shares of common stock (the “Closing Payment”) plus a contingent payment of up to an additional $6.0 million in cash and 84,938 shares of SciQuest’s common stock based on successful achievement of certain performance targets from the closing date to December 31, 2013 (the “Contingent Payment”). The performance targets relate to the amount of revenue recognized by SciQuest from the sale of Spend Radar’s products and services for the fourth quarter of 2012 and each quarter of 2013. If the performance conditions are met in full, SciQuest will pay $2.4 million in cash and issue 33,975 shares of its common stock on or about April 30, 2013 and will pay $3.6 million in cash and issue 50,963 shares of its common stock on or about January 31, 2014.

The Closing Payment includes $1.2 million in cash and 16,988 shares of common stock that will be deposited in escrow to satisfy potential indemnification claims, and the Contingent Payment includes up to $360,000 and 5,096 shares of common stock that will be deposited in escrow to satisfy potential indemnification claims.

The acquired assets include (i) cash and cash equivalents, (ii) fixed assets, fixtures, furniture, supplies, equipment, computer hardware and other tangible personal property, (iii) contracts and agreements with customers and other third parties, (iv) accounts receivable, (v) pre-paid expenses, (vi) rights to lawsuits, claims, refunds, setoffs and other causes of action, (vii) right, title and interest in and to the name “Spend Radar”, any derivatives thereof, and all other trade and business names, (viii) intellectual property and registrations related thereto, (ix) software and all intellectual property attributable thereto, (x) all permits, licenses, registrations and other rights from governmental entities, (xi) business records, and (xii) goodwill.

Any statements in this Report that are not historical or current facts are forward-looking statements. These forward-looking statements include references to the payment of additional stock upon the achievement of certain performance targets. All forward-looking statements in this Report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: October 2, 2012
	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer
(Principal Executive Officer)